Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Joe Russo
(315) 475-6710

ALLIANCE FINANCIAL CORPORATION

DECLARES QUARTERLY DIVIDEND

SYRACUSE, NY, June 15, 2006 – Alliance Financial Corporation (NASDAQ:ALNC) announced that its Board of Directors has declared a quarterly dividend of $0.22 per common share. The dividend is payable on July 10, 2006 to shareholders of record as of June 26, 2006.

With nearly $1 billion in assets, Alliance Financial Corporation is an independent bank holding company whose primary subsidiary, Alliance Bank, N.A., provides banking, commercial leasing, trust and investment services. Alliance Bank has 21 locations throughout Central New York.

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